Exhibit 99.1

Contact:	Robyn Brown
Vice President, Investor Relations
The Medicines Company
973-656-1616
investor.relations@themedco.com

FOR IMMEDIATE RELEASE:

THE MEDICINES COMPANY REPORTS

FIRST QUARTER 2008 FINANCIAL RESULTS

PARSIPPANY, NJ – April 23, 2008 – The Medicines Company (NASDAQ: MDCO) today announced its financial results for the first quarter of 2008.

Financial highlights for the first quarter of 2008:

•                  Net revenue increased by 19% to $79.4 million for the first quarter of 2008 from $66.6 million for the first quarter of 2007.

•                  Angiomax® (bivalirudin) U.S. sales increased by 16% to $76.9 million for the first quarter of 2008 from $66.3 million for the first quarter of 2007.

•                  Angiomax/Angiox international net revenue in the first quarter of 2008 increased $2.2 million to $2.5 million compared to $0.3 million in the first quarter of 2007.

•                  Net income for the first quarter of 2008 was $4.9 million, or $0.09 per share, compared to net income of $3.0 million, or $0.06 per share for the first quarter of 2007.

•                  Excluding stock-based compensation expense and non-cash income taxes, the Company reported first quarter non-GAAP net income of $12.4 million, or $0.24 per share, compared to non-GAAP net income of $8.2 million, or $0.15 per share for the first quarter of 2007.

John Kelley, President and Chief Operating Officer, stated, “This was a strong quarter.  We are pleased with the top line growth in our base business which we expect to continue.  We are also excited about our other platforms for growth including expansion into Europe, near term pipeline opportunities and business development activities.”

The Medicines Company   8 Campus Drive   Parsippany, New Jersey 07054   Tel: (973)656-1616   Fax: (973)656-9898

The following table provides reconciliations between GAAP and non-GAAP net income for the first quarter (Q1) of 2008 and 2007.  Non-GAAP net income excludes stock-based compensation expense and the non-cash provision for income taxes:

(in millions)	Reported GAAP Net Income	FAS 123R Stock-Based Compensation Expense	Non-Cash Provision for Income Taxes	Non-GAAP Net Income (1)
Q1 2008	$4.9	$4.6	$3.0	$12.4
Q1 2007	$3.0	$3.5	$1.6	$8.2

Note: Amounts may not sum due to rounding.

(1)Excluding stock-based compensation expense and the non-cash provision for income taxes

Reconciliations between GAAP and non-GAAP fully diluted EPS for the first quarter (Q1) of 2008 and 2007 are provided in the following table:

(per share)	Reported GAAP Net Income	FAS 123R Stock-Based Compensation Expense	Non-Cash Provision for Income Taxes	Non-GAAP Net Income (1)
Q1 2008	$0.09	$0.09	$0.06	$0.24
Q1 2007	$0.06	$0.07	$0.03	$0.15

Note: Amounts may not sum due to rounding.

(1)Excluding stock-based compensation expense and the non-cash provision for income taxes

The Company believes that presenting the non-GAAP information contained in the financial tables and in this press release assists investors and others in gaining a better understanding of the Company’s core operating results and future prospects, expected growth rates or forecasted guidance, particularly as related to stock-based compensation expense and the non-cash provision for income taxes.  Management uses this non-GAAP information, in addition to the GAAP information, as the basis for measuring the Company’s core operating performance and comparing such performance to that of prior periods and to the performance of its competitors. Such measures are also used by management in its financial and operating decision-making. Non-GAAP information is not meant to be considered superior to or a substitute for the Company’s results of operations prepared in accordance with GAAP. A reconciliation of GAAP results with non-GAAP results may also be found in the attached financial tables.

There will be a conference call with management today at 8:30 AM Eastern Time to discuss first quarter 2008 financial results, operational developments and guidance.  The conference call will be available via phone and webcast.  The webcast can be accessed at The Medicines Company website at www.themedicinescompany.com.

The dial in information is listed below:

Domestic Dial In:	877-548-7901
International Dial In:	719-325-4900

Replay is available from 11:30 AM Eastern Time following the conference call through May 7, 2008.  To hear a replay of the call dial 888-203-1112 (domestic) and 719-457-0820 (international).  Passcode for both dial in numbers is 4364074.

MDCO-F

About The Medicines Company: The Medicines Company (NASDAQ: MDCO) is committed to delivering innovative, cost-effective acute care products in the worldwide hospital marketplace.  The Company markets Angiomax® / Angiox® (bivalirudin) in the United States and other countries for use in patients undergoing coronary angioplasty, a procedure to clear restricted blood flow in arteries around the heart.  The Company also has two products in late-stage development, CleviprexTM (clevidipine butyrate) injectable emulsion and cangrelor.  The Company’s website is http://www.themedicinescompany.com.

Statements contained in this press release about The Medicines Company that are not purely historical, and all other statements that are not purely historical, may be deemed to be forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Without limiting the foregoing, the words “believes,” “anticipates” and “expects” and similar expressions are intended to identify forward-looking statements. These forward-looking statements involve known and unknown risks and uncertainties that may cause the Company’s actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by these forward-looking statements.  Important factors that may cause or contribute to such differences include the extent of the commercial success of Angiomax, whether the Company’s products will advance in the clinical trials process on a timely basis or at all, whether the Company will make regulatory submissions for product candidates on a timely basis, whether its regulatory submissions, such as the Company’s new drug application regarding Cleviprex and supplemental new drug application for an ACS indication for Angiomax, will receive approvals from regulatory agencies on a timely basis or at all, risks associated with the establishment of international operations, and such other factors as are set forth in the risk factors detailed from time to time in the Company’s periodic reports and registration statements filed with the Securities and Exchange Commission including, without limitation, the risk factors detailed in the Company’s 10-K filed on February 29, 2008, which are incorporated herein by reference. The Company specifically disclaims any obligation to update these forward-looking statements

The Medicines Company

Consolidated Statements of Operations

(unaudited)

	Three months ended March 31,
(in thousands, except per share data)	2008	2007

Net revenue	$79,427	$66,647

Operating expenses:
Cost of revenue	19,092	17,780
Research and development	18,663	19,478
Selling, general and administrative	35,350	27,138
Total operating expenses	73,105	64,396

Income from operations	6,322	2,251

Other income	2,381	2,583

Income before income taxes	8,703	4,834
Provision for income taxes	(3,850)	(1,785)

Net income	$4,853	$3,049

Basic earnings per common share	$0.09	$0.06
Shares used in computing basic earnings per common share	51,749	51,490

Diluted earnings per common share	$0.09	$0.06
Shares used in computing diluted earnings per common share	52,274	52,977

The Medicines Company

Condensed Consolidated Balance Sheets

(unaudited)

	March 31,	December 31,
(in thousands)	2008	2007

ASSETS
Cash, cash equivalents and available for sales securities	$216,287	$222,113
Accrued interest receivable	1,286	1,598
Accounts receivable, net	30,030	25,584
Inventory	33,087	35,468
Prepaid expenses and other current assets	9,526	7,425
Total current assets	290,216	292,188

Fixed assets, net	3,406	3,245
Intangible assets, net	14,785	14,929
Restricted cash	5,000	5,000
Deferred tax assets	43,015	46,018
Other assets	180	136
Total assets	$356,602	$361,516

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities	$67,497	$83,620
Stockholders’ equity	289,105	277,896
Total liabilities and stockholders’ equity	$356,602	$361,516

The Medicines Company

Reconciliation of GAAP to non-GAAP Measures

(Amounts in thousands, except per share data)

(Unaudited)

	Three Months Ended March 31,
	2008
	GAAP (1) As Reported	SFAS123R		Non- Cash Tax Provision		Non-GAAP (4) As Adjusted
Net revenue	$79,427	$—		$—		$79,427

Operating expenses:
Cost of revenue	19,092	(137	)(2)	—		18,955
Research and development	18,663	(680	)(2)	—		17,983
Selling, general and administrative	35,350	(3,745	)(2)	—		31,605
Total operating expenses	73,105	(4,562)		—		68,543

Income from operations	6,322	4,562		—		10,884

Other income	2,381	—		—		2,381
Income before income taxes	8,703	4,562		—		13,265
Provision for income taxes	(3,850)	—		3,016	(3)	(834)
Net income	4,853	4,562		3,016		12,431

Basic earnings per common share	$0.09	$0.09		$0.06		$0.24

Shares used in computing basic earnings per common share	51,749	51,749		51,749		51,749

Diluted earnings per common share	$0.09	$0.09		$0.06		$0.24

Shares used in computing diluted earnings per common share	52,274	52,274		52,274		52,274

(1)	GAAP Results
(2)	Non-cash stock compensation expense
(3)	Non-cash tax provision
(4)	Non-GAAP Results